EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Incentive Plan of E. W. Blanch Holdings, Inc. of our report dated January 15, 1998 with respect to the consolidated financial statements of E. W. Blanch Holdings, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP



Dallas, Texas
November 9, 1998